Exhibit 99.1

July 27, 2016

Echo Global Logistics Reports Record Second Quarter Results; Revenue Up 19% Year over Year

CHICAGO, IL — (Marketwired) — 7/27/2016 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended June 30, 2016.

“Echo posted another strong quarter of record volumes and revenue in a market with continuing soft demand and capacity,” said Doug Waggoner, Chairman and Chief Executive Officer of Echo. “We are very pleased with this growth and believe it highlights the value we bring to both shippers and carriers in any environment.  We are excited to soon begin to enjoy the benefits of the full integration of our Command acquisition in the coming months.”

Second Quarter 2016 Highlights

•                  Total revenue increased by 19 % to $444 million from the second quarter of 2015; net revenue increased by 22% to $85 million from the second quarter of 2015 (1)

•                  Net income increased 383% to $1.9 million; non-GAAP EBITDA(1) grew 10% to $18.5 million, or 28% to $21.5 million after excluding $3.1 million of Command integration costs

•                  Fully diluted EPS increased to $0.07 in the second quarter of 2016; non-GAAP fully-diluted EPS(1) decreased to $0.27 in the second quarter of 2016, or increased to $0.33 after excluding $3.1 million of Command integration costs

•                  Truckload volume increased by 60% from the second quarter of 2015

(1) Represents a non-GAAP financial measure.  For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the “Reconciliation of Non-GAAP Financial Measures” section of this Press Release.

Summarized financial results and select operating metrics follow:

	Three months ended June 30,
Dollars in millions, except per share data	2016	2015	% change
	(unaudited)
Transactional revenue	$362.0	$295.3	22.6%
Managed transportation revenue	81.8	76.3	7.2%
Revenue	443.8	371.6	19.4%

Transportation costs	358.6	302.1	18.7%
Net revenue (1)	85.2	69.5	22.5%

Commission expense	25.2	20.4	23.5%
Change in contingent consideration	0.0	0.3	(87.9)%
Acquisition-related transaction costs	—	5.9	(100.0)%
Stock compensation expense	3.8	2.6	45.1%
Other selling, general and administrative	41.5	32.3	28.4%
Selling, general and administrative expense	70.5	61.5	14.8%

Depreciation	3.6	3.0	22.8%
Amortization	4.0	2.3	72.8%
Depreciation and amortization	7.6	5.3	44.7%

Operating income	7.0	2.8	148.1%

Cash interest expense	1.6	1.1	55.5%
Non-cash interest expense	1.9	1.3	49.5%
Term Loan B commitment fees (non-recurring interest expense)	—	2.0	(100.0)%
Other expense	—	0.1	(100.0)%
Interest and other expense	3.5	4.4	(19.9)%
Income (Loss) before provision for income taxes	3.5	(1.6)	325.7%
Income tax expense (benefit)	1.6	(0.9)	281.0%
Net income (loss)	1.9	(0.7)	383.3%

Fully diluted income (loss) per share	$0.07	$(0.03)	333.3%
Diluted shares	29.6	27.7

(1) See the “Reconciliation of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this Press Release.

	Three months ended June 30,
Reconciliation of Non-GAAP Financial Measures	2016	2015	% change
	(unaudited)
Total revenue	$443.8	$371.6	19.4%
Transportation costs	358.6	302.1	18.7%
Net revenue (1)	$85.2	$69.5	22.5%

Net income (loss)	$1.9	$(0.7)	383.3%
Change in contingent consideration	0.0	0.3	(87.9)%
Depreciation	3.6	3.0	22.8%
Amortization	4.0	2.3	72.8%
Acquisition-related transaction costs	—	5.9	(100.0)%
Non-cash interest expense	1.9	1.3	49.5%
Term Loan B commitment fees (non-recurring interest expense)	—	2.0	(100.0)%
Stock compensation expense	3.8	2.6	45.1%
Cash interest expense	1.6	1.1	55.5%
Other expense	—	0.1	(100.0)%
Income tax expense (benefit)	1.6	(0.9)	281.0%
Non-GAAP EBITDA (1)	$18.5	$16.8	9.8%

Fully diluted income (loss) per share	$0.07	$(0.03)	333.3%
Change in contingent consideration	0.00	0.01	(88.7)%
Amortization	0.13	0.08	61.9%
Acquisition-related transaction costs	—	0.21	(100.0)%
Non-cash interest expense	0.06	0.05	40.0%
Term Loan B commitment fees (non-recurring interest expense)	—	0.07	(100.0)%
Stock compensation expense	0.13	0.09	35.9%
Tax effect of adjustments	(0.12)	(0.18)	(31.8)%
Non-GAAP fully diluted EPS (1)	$0.27	$0.30	(10.0)%

Operating Metrics
Net revenue margin	19.2%	18.7%	48	bps
Total employees	2,389	2,430	(1.7)%
Sales employees and agents	1,654	1,687	(2.0)%
Truckload (TL) revenue %	67.5%	61.3%	623	bps
Less Than Truckload (LTL) revenue %	26.5%	32.0%	(540)	bps
Intermodal revenue %	4.4%	4.9%	(55)	bps

(1) See the “Non-GAAP Financial Measures” section of this Press Release for the definition, and a discussion of, each Non-GAAP financial measure.

2016 Full Year Guidance

“Considering both our strong volume trends and persistently lower rates, we are updating our full year 2016 total revenue guidance to be in the range of $1.70 billion to $1.76 billion.” said Kyle Sauers, Chief Financial Officer of Echo.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on July 27, 2016 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman and Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 45114857. The audio replay will be available through August 3, 2016.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Net Revenue, Non-GAAP EBITDA and Non-GAAP Fully Diluted EPS. Net revenue is calculated as total revenue less transportation costs.  Non-GAAP EBITDA is defined as net income excluding the effects of changes in contingent consideration, depreciation, amortization, acquisition-related transaction costs, Term Loan B commitment fees, stock compensation expense, cash and non-cash interest expense, other expense and income taxes.  Non-GAAP Fully Diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration, amortization, acquisition-related transaction costs, non-cash interest expense, Term Loan B commitment fees, stock compensation expense and the tax effect of these adjustments. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Net revenue, Non-GAAP EBITDA and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
REVENUE	$443,829,924	$371,642,242	$849,107,456	$655,133,816

COSTS AND EXPENSES
Transportation costs	358,652,347	302,100,945	683,103,064	532,340,803
Selling, general, and administrative expenses	70,532,891	61,450,284	140,009,379	105,478,097
Depreciation and amortization	7,598,376	5,251,020	15,127,709	9,124,157
INCOME FROM OPERATIONS	7,046,310	2,839,993	10,867,304	8,190,759
INTEREST / OTHER EXPENSE	(3,524,166)	(4,400,621)	(7,027,561)	(4,490,610)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,522,144	(1,560,628)	3,839,743	3,700,149
INCOME TAX (EXPENSE) BENEFIT	(1,591,375)	879,000	(1,646,363)	(1,054,000)
NET INCOME (LOSS)	$1,930,769	$(681,628)	$2,193,380	$2,646,149

Basic net income (loss) per share	$0.07	$(0.03)	$0.08	$0.10
Diluted net income (loss) per share	$0.07	$(0.03)	$0.07	$0.10

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
Cash and cash equivalents	$40,114,570	$56,522,194
Accounts receivable, net of allowance for doubtful accounts	228,663,211	196,420,614
Other current assets	9,140,796	7,881,156
Total noncurrent assets	482,093,654	485,685,818
Total assets	$760,012,231	$746,509,782

Accounts payable	$133,142,622	$103,985,783
Other current liabilities	33,339,460	33,406,353
Convertible notes, net	200,057,163	196,659,354
Other noncurrent liabilities	24,973,667	17,208,718
Stockholders’ equity	368,499,319	395,249,574
Total liabilities and stockholders’ equity	$760,012,231	$746,509,782

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2016	2015
	(unaudited)
Net cash provided by operating activities	$33,405,125	$34,666,999
Net cash used in investing activities	(12,827,953)	(397,116,949)
Net cash (used in) provided by financing activities	(36,984,796)	387,555,001
(Decrease) Increase in cash and cash equivalents	(16,407,624)	25,105,051
Cash and cash equivalents, beginning of period	56,522,194	32,542,119
Cash and cash equivalents, end of period	$40,114,570	$57,647,170

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including TL, partial TL, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACTS:

Kyle Sauers

Chief Financial Officer

Echo Global Logistics

312-784-7695

Zach Jecklin

Director of Finance

Echo Global Logistics

312-784-2046

MEDIA CONTACTS:

Christopher Clemmensen

SVP of Marketing

Echo Global Logistics

312-784-2132